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                                                                    Exhibit 21.1

SUBSIDIARIES                                           STATE OF INC

SkyLynx Communications, Inc.                           Delaware
SkyLynx Communications of California, Inc.             Delaware
        (Qualified in California)
SkyLynx Communications of Pacific Northwest, Inc.      Delaware
        (Qualified in Oregon and Washington)
SkyLynx Communications MST, Inc.                       Delaware
        (Qualified in Arizona and Nevada)
2 Cactus Development, Inc.                             Delaware
        (Qualified in Arizona and Colorado)


SkyLynx Communications (Tampa), Inc.                   Florida
SkyLynx Communications (Sarasota), Inc.                Florida
SkyLynx Communications of Oregon, Inc.                 Oregon
SkyLynx Communications of Washington, Inc.             Washington
SkyLynx Communications (Fresno), Inc.                  California
SkyLynx Communications of California, Inc.             California
SkyLynx.com, Inc.                                      Delaware
ISP.NET, Inc.                                          Delaware
ISP.COM, Inc.                                          Delaware